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                                                                    EXHIBIT 23.2


THE ACCOMPANYING CONSOLIDATED FINANCIAL STATEMENTS GIVE EFFECT TO THE COMPLETION OF THE 3-FOR-2 SPLIT OF COMMON STOCK WHICH WILL TAKE PLACE AFTER APPROVAL BY THE COMPANY'S BOARD OF DIRECTORS AND PRIOR TO THE EFFECTIVE DATE OF THE REGISTRATION STATEMENT. THE FOLLOWING CONSENT IS IN THE FORM WHICH WILL BE FURNISHED BY DELOITTE & TOUCHE LLP UPON COMPLETION OF THE STOCK SPLIT DESCRIBED IN PARAGRAPH FOURTEEN IN NOTE 1 TO THE CONSOLIDATED FINANCIAL STATEMENTS AND ASSUMING THAT FROM DECEMBER 31, 1999 TO THE DATE OF SUCH COMPLETION NO OTHER MATERIAL EVENTS HAVE OCCURRED THAT WOULD AFFECT THE ACCOMPANYING CONSOLIDATED FINANCIAL STATEMENTS OR REQUIRED DISCLOSURE THEREIN.

DELOITTE & TOUCHE LLP

McLean, VA
September 27, 2000

INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Amendment No. 1 to Registration Statement No. 333-44060 relating to Class A Common Stock of Nextel International, Inc. and subsidiaries on Form S-1 of our report dated February 22, 2000 (March 24, 2000 as to Note 7 and the last paragraph of Note 3, June 29, 2000 as to the first four paragraphs of Note 15, August 4, 2000 as to the last six paragraphs of
Note 15 and ______, 2000 as to the fourteenth paragraph of Note 1) accompanying the financial statements and schedules appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the headings "Selected Consolidated Historical Financial Information" and "Experts" in such Prospectus.



McLean, VA
September 27, 2000